Exhibit 1.1
DR. REDDY’S LABORATORIES LIMITED
[13,500,000] American Depositary Shares
Each Representing
One Equity Share
par value Rs. 5 per Equity Share
UNDERWRITING AGREEMENT
[November 16], 2006

[November 16], 2006
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated
Citigroup Global Markets Inc.
     as Representatives of the several Underwriters

c/o	Merrill Lynch, Pierce, Fenner & Smith Incorporated 4 World Financial Center 250 Vesey Street New York, New York 10080

Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013
Ladies and Gentlemen:
     Dr. Reddy’s Laboratories Limited (the “Company”), a company incorporated under the laws of the Republic of India (“India”) as a public company with limited liability, proposes to issue and sell equity shares, par value Rs. 5 per share, of the Company (the “Equity Shares”) in connection with an offering and sale of American Depositary Shares, each representing one Equity Share (the “Offering”).
     It is understood that the Company and you are entering into this Agreement providing for the purchase by the Underwriters named in Schedule I hereto (the “Underwriters”) for whom you are acting as representatives (the “Representatives”), an aggregate of [13,500,000] American Depositary Shares (the “Firm ADSs”) and, at the election of the Representatives on behalf of the Underwriters, up to [1,500,000] additional American Depositary Shares (the “Optional ADSs”). The Firm ADSs and the Optional ADSs are herein collectively referred to as the “ADSs” and the Equity Shares represented thereby as the “Shares.”
     All references to “U.S. dollars”, “US$” or “$” are to United States dollars and all references to “Rs.” are to Indian rupees.
     In connection with the Offering, the Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form F-3 (No. 333-138608), including a prospectus, relating to the Shares represented by the ADSs, which registration statement became effective upon filing under Rule 462(e) under the Securities Act of 1933, as amended (the “Act”). Any information included in a prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430B is referred to as “Rule 430B Information”. Each prospectus used in connection with the offering of the Shares and the ADSs that omitted information by virtue of Rule 430A or Rule 430B is herein called a “preliminary prospectus.” The registration statement at the time it became effective, including all exhibits thereto, the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Act and any other documents filed by the Company with the Commission pursuant to the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference therein at the time it became effective, and including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430 B under the Act, is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used in connection with the confirmation of sales of ADSs (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Act), including, if applicable, any prospectus wrapper prepared in connection therewith, is hereinafter referred to as the “Prospectus”. The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.”
     As used herein, the terms “Registration Statement”, “preliminary prospectus”, “Time of Sale Prospectus” (as defined below) and Prospectus shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Time of Sale Prospectus or any free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Exchange Act that are incorporated by reference therein.
     The ADSs are to be issued pursuant to a deposit agreement, dated as of April 10, 2001, and most recently amended as of [ ], among the Company, JPMorgan Chase Bank, N.A., as depositary (the “Depositary”), and registered holders and beneficial owners from time to time of the American Depositary Receipts (the “ADRs”) issued by the Depositary and evidencing the American Depositary Shares, as amended and supplemented from time to time (the “Deposit Agreement”). Pursuant to the Deposit Agreement, the ICICI Bank Limited has been appointed as the domestic custodian in India (the “Indian Domestic Custodian”) to hold Equity Shares on behalf of the Depositary. Each American Depositary Share will initially represent the right to receive one Equity Share deposited pursuant to the Deposit Agreement.
     SECTION 1. Representations and Warranties.
     Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters as of the date hereof, the Applicable Time (as defined below), and as of each Time of Delivery (as defined in Section 4(a) below) that:
     (i) Status as a Well-Known Seasoned Issuer. (A) At the time of filing the Original Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares and the ADSs in reliance on the exemption of Rule 163 under the Act and (D) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 under the Act, including not having been and not being an “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement”, as defined in Rule 405, and the Shares and ADSs, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement”. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Act objecting to the use of the automatic shelf registration statement form.
               At the time of filing the Original Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares and the ADSs and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act.
     (ii) Compliance with Registration Requirements. The Company meets the requirements for use of Form F-3 under the Act and has prepared and filed with the Commission the Original Registration Statement in respect of Shares represented by the ADSs. The Original Registration Statement became effective upon filing with the Commission under Rule 462(e) under the Act and any post-effective amendment also became effective under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been instituted or are pending or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.
               Any offer that is a written communication relating to the Shares and the ADSs made prior to the filing of the Original Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) under the Act) has been filed with the Commission in accordance with the exemption provided by Rule 163 under the Act and otherwise complied with the requirements of Rule 163 under the Act, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Act provided by Rule 163 under the Act.
               As of the Applicable Time, neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time (as defined below), the Statutory Prospectus (as defined below) and the information included on Schedule II hereto, all considered together (collectively, the “Time of Sale Prospectus”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the Time of Sale Prospectus, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     As used in this subsection and elsewhere in this Agreement:
     “Applicable Time” means ●:00 [a/p]m (New York time) on [November 16], 2006 or such other time as agreed by the Company and the Representatives.

     “Statutory Prospectus” as of any time means the prospectus relating to the Shares and the ADSs that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.
     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act, relating to the Shares and the ADSs that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares and the ADSs or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
     “Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule II hereto.
     “Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.
     Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares and the ADSs or until any earlier date that the issuer notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.
     (iii) No Stop Order. No order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued by the Commission, and each preliminary prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder.
     (iv) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, when they became effective or at the respective times they were or hereafter are filed with the Commission, in each case, complied and will comply in all material respects to the requirements of the Act and the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and when read together with the other information in the Prospectus, (a) at the time the Original Registration Statement became effective, (b) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of Shares or ADSs in this offering and (c) at each Time of Delivery (as defined in Section 4(a) below) did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.
     (v) Conformity to the Requirements of the Act; No Untrue Statements or Omissions. (A) At the respective times the Original Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the Act and at each Time of Delivery, the Registration Statement did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Registration Statement and the Prospectus, at the respective times the Original Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the Act or as of the issue date, as applicable, and at each Time of Delivery, complied and, as amended or supplemented, if applicable, will comply in all material respects with the Act and the applicable rules and regulations of the Commission thereunder and (C) the Prospectus, as of its issue date and at each Time of Delivery, does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.
     (vi) ADS Registration Statement. Registration statements on Form F-6 (Nos. 333-13312 and 333-138547) in respect of the ADSs have been filed with the Commission; such registration statements have been declared effective by the Commission; no other document with respect to such registration statements has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statements has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (the various parts of such registration statements, including all exhibits thereto, each as amended at the date hereof, being hereinafter collectively called the “ADS Registration Statement”); and the ADS Registration Statement, as amended, when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (vii) Free Writing Prospectus. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Act has been, or will be, filed with the Commission in accordance with the requirements of the Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representatives, prepare, use or refer to, any free writing prospectus.
     (viii) Disclosure at Time of Sale. The Time of Sale Prospectus complies in all material respects with the Act and applicable rules and regulations thereunder, and does not, and at the time of each sale of the ADSs in connection with the Offering when the Prospectus is not yet available to prospective purchasers and at each Time of Delivery (as defined in Section 4(a) below), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements in or omissions from the Time of Sale Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein. Each free writing prospectus identified in Schedule II hereto and electronic roadshow furnished to you before first use, as of its issue date and at all subsequent times through the completion of the Offering did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or Prospectus.
     (ix) No Distribution of Other Offering Material. Neither the Company nor any of its subsidiaries or affiliates has distributed, nor will it distribute prior to the later of the Second Time of Delivery (as defined below) and the completion of the Underwriters’ distribution of the ADSs, any offering material in connection with the Offering other than the Time of Sale Prospectus, the Prospectus, the Registration Statement, the ADS Registration Statement, free writing prospectuses identified in Schedule II hereto and electronic roadshows furnished to you before first use.
     (x) No Material Adverse Change. There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, management, operations or prospects of the Company and its Significant Subsidiaries (each of which is listed in Schedule III hereto and individually referred to as a “Significant Subsidiary”) taken as a whole, whether or not arising in the ordinary course of business, from that set forth in the Time of Sale Prospectus and the Prospectus. Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (A) the Company and its Significant Subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (B) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (C) there has not been any material change in the capital stock, short term debt or long term debt of the Company and its Significant Subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.
     (xi) Compliance with Indian Rules and Regulations. Each of the Registration Statement and the ADS Registration Statement, when it became effective, and the offer and sale of Shares and the ADSs in the manner contemplated therein, did not violate and, as amended or supplemented, if applicable, will not violate Indian laws and the rules, regulations and other requirements of the Ministry of Finance of India, the Reserve Bank of India, the Ministry of Company Affairs of India, the Company Law Board, the Securities and Exchange Board of India, and all other applicable Indian governmental regulatory, administrative or similar authorities having jurisdiction over the Company or any of its subsidiaries or their respective property or assets, as applicable (collectively, the “Indian Authorities”). In addition, compliance by the Company with its obligations under the Act and the Exchange Act, including the applicable rules and regulations of the Commission thereunder, and the rules and regulations of the National Association of Securities Dealers, Inc. (“NASD”) and the New York Stock Exchange, Inc. will not violate any Indian laws or the rules and regulations of the Indian Authorities.
     (xii) Due Organization. The Company has been duly incorporated and is validly existing as a public limited company under the laws of India and has the corporate power and authority to own or lease its properties and to conduct its business as described in each of the Time of Sale Prospectus and the Prospectus; each Significant Subsidiary of the Company has been duly incorporated and is validly existing as a company under the laws of its jurisdiction of incorporation, each with corporate power and authority to own or lease its properties and conduct its respective business as described in each of the Time of Sale Prospectus and the Prospectus; and each of the Company and its Significant Subsidiaries is duly qualified to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the condition, financial or otherwise, or in the earnings, business, management, operations or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Effect”).
     (xiii) Real Properties, Encumbrances and Leases. Each of the Company and its Significant Subsidiaries has good and marketable title to all real property and good and marketable title to all personal property owned by it, free and clear of all liens, encumbrances and defects except such as are described in each of the Time of Sale Prospectus and the Prospectus or such as would not have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its Significant Subsidiaries are held by it under valid, subsisting and enforceable leases, with such exceptions as are not material to its business or do not materially interfere with the use made of such property and buildings by the Company, except as described in each of the Time of Sale Prospectus and the Prospectus.
     (xiv) Capitalization. The Company has an authorized capitalization as set forth in each of the Time of Sale Prospectus and the Prospectus; and all of the issued shares of capital stock of the Company (including the Shares) have been duly and validly authorized and issued, and were not issued in violation of any preemptive or similar rights of any person or entity against the Company; all of the Shares, represented by the ADSs, when delivered in accordance with the terms of this Agreement, will be fully paid; all of the issued and outstanding Equity Shares and American Depositary Shares (including the Shares and the ADSs) conform to the description of the Equity Shares and the American Depositary Shares contained in each of the Time of Sale Prospectus and the Prospectus; all of the issued and outstanding Equity Shares have been duly listed and admitted for trading on the Bombay Stock Exchange Limited and the National Stock Exchange of India Limited (the “Indian Exchanges”); the holders of outstanding shares of capital stock of the Company are not entitled to preemptive rights, including, but not limited to, any such rights under Section 81 of the Companies Act, 1956 in India (the “Indian Companies Act”) or other rights to acquire the Shares or the ADSs in connection with the transactions contemplated hereby or otherwise; except as described in each of the Time of Sale Prospectus and the Prospectus, there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company or any of its Significant Subsidiaries, or obligations of the Company to issue Equity Shares or any other class of capital stock of the Company, in connection with completion of the transactions contemplated hereby; the Shares may be freely deposited by or on behalf of the Company with the Indian Domestic Custodian which shall form the underlying shares for the ADRs to be issued; any restrictions on the future deposit of Equity Shares are fully and accurately disclosed in each of the Time of Sale Prospectus and the Prospectus; there are no restrictions on subsequent transfers of the ADSs under the laws of India and of the United States except as described in each of the Time of Sale Prospectus and the Prospectus under “Description of Equity Shares” and “Description of the American Depositary Shares”, as the case may be; all of the issued shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued, and were not issued in violation of any preemptive or similar rights of any person or entity against such Significant Subsidiary; and all of the issued shares of capital stock of each Significant Subsidiary owned by the Company, directly or through subsidiaries, is owned free and clear of all liens, encumbrances, equities or claims.
     (xv) No Agreement to File a Registration Statement. No shareholder of the Company or of any Significant Subsidiary or any other person has any registration or other similar rights to have any of the Company’s securities registered for sale under the Registration Statement or the ADS Registration Statement or included in the Offering.
     (xvi) Authorization of the Deposit Agreement. The Deposit Agreement, including each amendment and supplement thereto, has been duly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery thereof by the Depositary, constitutes a valid and legally binding agreement of the

Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights and except as enforcement thereof is subject to general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law); upon issuance by the Depositary of ADRs evidencing the ADSs against the deposit of the Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in each of the Time of Sale Prospectus and the Prospectus.
     (xvii) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
     (xviii) Necessary Authorizations for Transactions. No action, consent, authorization, approval, order, certificate, license or permit of, clearance by, or filing, registration or qualification with any court or administrative, governmental or regulatory agency or body or stock exchange authority having jurisdiction over the Company is required for the performance of its obligations under this Agreement and the Deposit Agreement, or the transactions contemplated hereby and thereby, other than such (A) as have been obtained or made prior to the date of this Agreement and are in full force and effect or (B) as may be required by the securities or Blue Sky laws of the various U.S. states in connection with the offer and sale of the ADSs. All such authorizations (including authorizations by and on behalf of the Company) necessary for performance by the Company of its obligations under this Agreement, the Deposit Agreement, or the transactions contemplated hereby and thereby, have been obtained and are in full force and effect.
     (xix) No Restrictions or Withholding Taxes on Dividends. There are no restrictions under Indian law nor any approvals currently required in India (including any foreign exchange or foreign currency approvals) in order for the Company to pay dividends or other distributions declared by the Company to holders of Equity Shares, or ADSs, including the Depositary, or for the conversion by the Depositary of any dividends paid in Indian rupees to U.S. dollars or the repatriation thereof out of India, except as set forth in each of the Time of Sale Prospectus and the Prospectus. No such dividends and other distributions, including such dividends to persons not resident in India, are currently subject to withholding or other taxes, levies or charges under the laws and regulations of India, except as set forth in each of the Time of Sale Prospectus and the Prospectus.
     (xx) No Defaults or Legal Conflicts. The sales of the ADSs contemplated herein and the deposit of the Equity Shares with the Indian Domestic Custodian on behalf of the Depositary against issuance of the ADRs evidencing the ADSs and the compliance by the Company with all of the provisions of this Agreement and the Deposit Agreement, and the consummation of the transactions herein and therein contemplated do not and will not (A) result in any violation of the Company’s or any Significant Subsidiary’s certificate of incorporation, memorandum of association and articles of association or other organizational document (collectively, the “Charter Documents”) or (B) contravene or result in a default under (1) any provision of applicable law or regulation (including, without limitation, any applicable Indian law limiting foreign ownership of the Company), (2) any agreement, obligation, condition, covenant or instrument binding upon the Company or any Significant Subsidiary or any of their properties or (3) any judgment, order or decree of any local or other court or public, governmental or regulatory agency or body or stock exchange authority having jurisdiction over the Company, or any Significant Subsidiary, or any of their assets, except for such violations or contraventions under clause (B)(2) above that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
     (xxi) No Violation of Existing Agreements or Laws. None of the Company or any Significant Subsidiary is (A) in violation of its respective Charter Documents (B) in default (or, with the giving of notice or lapse of time, would be in default) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which it is a party or by which it may be bound, or to which any of its property or assets is or may be subject or (C) in violation or default of any provision of applicable law or regulation (including, without limitation, any applicable law or regulation regarding money laundering or banking practices, any law or regulation promulgated by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), all applicable provisions of the Sarbanes-Oxley Act of 2002 or any Indian law limiting foreign ownership of the Company), or any judgment, order or decree of any court or governmental, administrative or regulatory agency or body or stock exchange authority having jurisdiction over it or any of its assets, as applicable, except where such violation or default under clause (B) above would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
     (xxii) Stamp Duty and Other Transaction Taxes. Other than as set forth in each of the Time of Sale Prospectus and the Prospectus, no transaction tax, issue tax, stamp duty or other issuance or transfer tax or duty or withholding tax is or will be payable by or on behalf of the Underwriters, or otherwise imposed on any payments made to the Underwriters, to the Government of India or any political subdivision or taxing authority thereof or therein in connection with (A) the deposit of Shares by the Company with the Indian Domestic Custodian on behalf of the Depositary against the issuance of ADRs evidencing ADSs, (B) the sale and delivery on behalf of the Company of the ADSs to or for the respective accounts of the Underwriters as set forth in each of the Time of Sale Prospectus and the Prospectus, and pursuant to the terms of this Agreement, (C) the sale and delivery outside of India by the Underwriters of the ADSs to the purchasers thereof in the manner contemplated pursuant to the terms of this Agreement or (D) any other transaction or payment contemplated by this Agreement or the Deposit Agreement. To ensure the legality, validity, enforceability or admissibility into evidence in a legal or administrative proceeding in India of each of this Agreement or the Deposit Agreement, it is not necessary that this Agreement or the Deposit Agreement be filed or recorded with any court or other authority in India or that any registration tax, stamp duty or similar tax be paid in India on or in respect of any of this Agreement, the Deposit Agreement or any other document to be furnished hereunder or thereunder, other than court costs, including (without limitation) filing fees and deposits to guarantee judgment required by a Indian court of law and except that this Agreement and the Deposit Agreement will only be admissible in evidence in India for purposes of enforcement if they are duly stamped in accordance with the Indian Stamp Act 1899.
     (xxiii) No Stabilization Action. Neither the Company nor any Significant Subsidiary or any of their respective affiliates has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares and ADSs.
     (xxiv) Statements in Prospectus. The statements set forth or incorporated by reference in each of the Time of Sale Prospectus and the Prospectus under the captions “Description of Equity Shares” and “Description of the American Depositary Shares”, insofar as they purport to constitute a summary of the terms of the Equity Shares and the ADSs, respectively, and under the captions “Related Party Transactions”, “Enforcement of Civil Liabilities”, “Regulations and Restrictions on Foreign Ownership of Indian Securities” and “Government of India Approvals”, fairly summarize, in all material respects, the matters referred to therein.
     (xxv) No Pending Legal Proceedings. There are no legal, arbitral or governmental proceedings pending or, to the best knowledge of the Company, threatened, to which the Company or any Significant Subsidiary is a party or to which any of the properties of the Company or any Significant Subsidiary is subject (A) other than proceedings described in all material respects in each of the Time of Sale Prospectus and the Prospectus, and proceedings that would not have a Material Adverse Effect on the Company or any Significant Subsidiary, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus, or (B) that are required to be described in the Time of Sale Prospectus, the Prospectus, the Registration Statement, or the ADS Registration Statement, and are not so described.
     (xxvi) Investment Company Act. The Company is not, and after giving effect to the Offering and the application of the proceeds thereof, will not be required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).
     (xxvii) Necessary Authorizations to Conduct Businesses. Except as set forth in each of the Time of Sale Prospectus and the Prospectus, each of the Company and its Significant Subsidiaries has obtained all necessary certificates, authorizations, licenses, concessions, approvals, orders or permits (collectively, “Governmental Licenses”) issued by, and has made all declarations and filings with, all local and other governmental authorities, all self-regulatory organizations, all courts and other tribunals and all appropriate regulatory agencies or bodies, or governmental agencies, necessary (A) to own, lease or license, as the case may be, and to operate and use its properties and assets, (B) to conduct the businesses now conducted by it in the manner described in each of the Time of Sale Prospectus and the Prospectus and (C) to own all of its equity interests in a person or entity, amounting to 5% or more, except where the failure to so possess, declare or file would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect; and neither the Company nor any of its Significant Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.
     (xxviii) Independent Registered Public Accountants. KPMG India, who have certified the United States generally accepted accounting principles (“U.S. GAAP”) consolidated financial statements of the Company, are registered with the Public Company Accounting Oversight Board (“PCAOB”) and are independent public or certified public accountants with respect to the Company and its Subsidiaries as required by the Act and the Exchange Act and the applicable published rules and regulations of the Commission thereunder. Deloitte, who have certified the U.S. GAAP financial statements of beta Holding GmbH, a German company (“betapharm”), are independent public or certified public accountants with respect to betapharm and its subsidiaries to the extent required by the Act and the Exchange Act and the applicable published rules and regulations of the Commission thereunder.
     (xxix) U.S. GAAP Financial Statements. The U.S. GAAP audited consolidated financial statements and the interim unaudited consolidated financial statements of the Company included and/or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial positions of the Company and its consolidated subsidiaries as of the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; the said financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods involved and the audit of such financial statements has been conducted in compliance with the PCAOB’s standards. The supporting schedules, if any, included and/or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in accordance with U.S. GAAP the information required to be stated therein. The U.S. GAAP selected financial and operating data included and/or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the U.S. GAAP audited financial statements included and/or incorporated by reference in the Time of Sale Prospectus and the Prospectus. Except for the financial statements of betapharm included or incorporated by reference in the Time of Sale Prospectus and the Prospectus, no financial statements of any other person is required to be included in the Time of Sale Prospectus and the Prospectus pursuant to Rule 3-05 of Regulation S-X. The pro forma financial statements and the related notes thereto included in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the information shown therein, comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Other than the pro forma financial statements included in the Time of Sale Prospectus and the Prospectus and the information under the caption “Unaudited Pro Forma Financial Statements”, no pro forma financials of the Company are required to be included in the Time of Sale Prospectus and the Prospectus pursuant to Rule 11-01 of Regulation S-X.
     (xxx) Intellectual Property Rights. The Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Prospectus to be conducted. Except as set forth in each of the Time of Sale Prospectus and the Prospectus, (a) there are no rights of third parties to any such Intellectual Property other than the Intellectual Property licensed from or licensed to third parties; (b) there is no material infringement by third parties of any such Intellectual Property; (c) except as set forth on Schedule V hereto, there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (e) there is no pending or threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (f) there is no U.S. patent or published U.S. patent application which contains claims that dominate or may dominate any Intellectual Property described in the Time of Sale Prospectus and the Prospectus as being owned by or licensed to the Company or that interferes with the issued or pending claims of any such Intellectual Property; and (g) there is no prior art of which the Company is aware that may render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office.
     (xxxi) Enforcement of Rights in India by Holders of ADSs. Under the laws of India, each registered holder or beneficial owner of ADSs shall be entitled, subject to the Deposit Agreement, to seek enforcement of its rights through the Depositary or its nominee registered as representative of the holders of the ADSs in a direct suit, action or proceeding against the Company. It is not necessary in order to enable any owner of ADSs to enforce any of its rights that such owner of ADSs be licensed, qualified or entitled to do business in India.
     (xxxii) Insurance. Each of the Company and its Significant Subsidiaries maintains insurance of the type and in the amounts which the Company believes to be reasonable and customary for its business. All such insurance is in full force and effect.

The Company has no reason to believe that it or any of its Significant Subsidiaries will not be able to (A) renew its existing insurance coverage as and when such coverage expires or (B) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.
     (xxxiii) Taxes. The Company and each Significant Subsidiary have prepared and timely filed all tax returns, reports and other related information which are required to be filed by or with respect to it or has properly requested extensions thereof, except where the failure to file such tax returns, reports and other related information would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Except as described in the Time of Sale Prospectus and the Prospectus, all taxes, assessments, fees and other governmental charges due on such returns or pursuant to any assessment received by the Company and each Significant Subsidiary or which are imposed upon it or on any of its properties or assets or in respect of any of its business, income or profits have been fully paid when due, other than taxes or charges that are being contested in good faith by appropriate proceedings. Except as described in the Time of Sale Prospectus and the Prospectus, the Company has made adequate charges, accruals and reserves in respect of all such tax liabilities.
     (xxxiv) Transactions with Affiliates. All material transactions between the Company and its related parties are fully and fairly described in all material respects in each of the Time of Sale Prospectus and the Prospectus, and each such transaction is on terms no less favorable to the Company than could be obtained with an unaffiliated third party.
     (xxxv) Accounting Controls and Disclosure Controls. Each of the Company and its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and Indian GAAP, as applicable, and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and the Company and each subsidiary keeps books, records, and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of such entity. Except as described in each of the Time of Sale Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting
     The Company and its subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.
     (xxxvi) Financial Condition and Critical Accounting Policies. The sections entitled “Selected Consolidated Financial Data”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Unaudited Pro Forma Financial Statements” in the Time of Sale Prospectus and the Prospectus comply, in all material respects, with the relevant securities laws and the Commission’s rules and interpretations governing the disclosure of the Company’s financial condition and results of operations and critical accounting policies.
     (xxxvii) No Contemplated Merger or Acquisition. Notwithstanding the Company’s intention to acquire one or more companies as disclosed in the each of the Time of Sale Prospectus and the Prospectus under the caption “Use of Proceeds”, the Company has yet to enter into a letter of intent, agreement or memorandum of understanding with respect to potential companies for these acquisitions and there is no circumstance, development or event involving a potential or contemplated merger, acquisition or disposal by the Company that has not been disclosed in each of the Time of Sale Prospectus and the Prospectus which must be disclosed therein (i) in order not to make the Time of Sale Prospectus or the Prospectus misleading; or (ii) to comply with the requirements of the Act.
     (xxxviii) Valid Choice of Law, Submission to Jurisdiction and Appointment of Process Agent. The choice of the laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law under the laws of India and courts of India should honor this choice of law. The Company has the power to submit, and pursuant to this Agreement and the Deposit Agreement has validly and irrevocably submitted to the personal jurisdiction of the United States District Court for the Southern District of New York and the Supreme Court of New York, New York County (including, in each case, any appellate courts therefrom) in any suit, action or proceeding against it arising out of or related to this Agreement or the Deposit Agreement or with respect to its obligations, liabilities or any other matter arising out of or in connection with the sale of the ADSs to the Underwriters and has validly and irrevocably waived any objection to the venue of a proceeding in any such court, and the Company has the power to designate, appoint and empower, and pursuant to this Agreement and the Deposit Agreement, has validly appointed the Authorized Agent named in Section 15 of this Agreement, and the process agent named in the Deposit Agreement for the purposes described therein, and service of process effected in the manner set forth in Section 15 of this Agreement and the Deposit Agreement will be effective to confer valid personal jurisdiction over the Company.
     (xxxix) No Immunity Under Indian Law. The Company is subject to civil and commercial law and to suit in India with respect to its obligations under this Agreement, the Deposit Agreement, and the ADSs; the execution and delivery by the Company and the performance by the Company of its obligations thereunder constitute private and commercial acts rather than governmental or public acts and neither the Company nor any of its properties, assets or revenues has any right of immunity under Indian law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any Indian court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, the Deposit Agreement and the ADSs, and, to the extent that the Company or any of the Company’s properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company agrees to waive such right to the extent permitted by law.
     (xl) Absence of Labor Dispute. No labor dispute with the employees of the Company or any Significant Subsidiary exists or, to the best knowledge of the Company, is imminent except as described in each of the Time of Sale Prospectus and the Prospectus; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a Material Adverse Effect.
     (xli) Environmental Laws. Except as described in the Time of Sale Prospectus and the Prospectus, the Company and each Significant Subsidiary (A) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.
     (xlii) Costs Related to Environmental Laws. Except as described in the Time of Sale Prospectus and the Prospectus, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.
     (xliii) No Prior Equity Share Issuance. Except as described in each of the Time of Sale Prospectus and the Prospectus, the Company has not sold, issued or distributed any Equity Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or S under the Act, other than Equity Shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.
     (xliv) Passive Foreign Investment Company. The Company does not expect to be a passive foreign investment company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder for the taxable year (i) ended March 31, 2006, and (ii) ending March 31, 2007, and has no current plan or intention to conduct its business in a manner that would reasonably be expected to result in the Company becoming a PFIC in the future under current laws and regulations.
     (xlv) OFAC. Neither the Company nor any Significant Subsidiary (i) does any business or has any other dealings with the Governments of Angola (UNITA), Burma (Myanmar), Cuba, Iraq, Iran, Libya, North Korea or Sudan, or any agent or “Specially Designated National” thereof or with any other person subject to sanctions under any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto (collectively, the “Sanctions Laws and Regulations”), or with any person or entity in those countries, or perform contracts in support of projects in or for the benefit of those countries or those persons; Neither the Company nor any Significant Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any Significant Subsidiary is currently subject to any U.S. sanctions administered by OFAC, and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (xlvi) Foreign Corrupt Practices Act. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA.
     (xlvii) Money Laundering. None of the Company, any Significant Subsidiary or, to the Company’s knowledge, any of its employees or agents, has at any time during the last five years (i) made any unlawful contribution to any candidate for non-United States office, or failed to disclose fully any such contribution in violation of law or (ii) made any payment to any federal provincial or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of India, the United States or any other jurisdiction. The operations of the Company and each Significant Subsidiary are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the United States Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statues of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Significant Subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     (xlviii) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
     (xlix) Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Act, and the Company is not the subject of a pending proceeding under Section 8A of the Act in connection with the Offering.
     (l) Reporting Requirement. The Company (a) has been subject to the requirements of Section 12 or 15(d) of the Exchange Act and has filed all the material required to be filed pursuant to Sections 13, 14 or 15(d) of the Exchange Act for a period of at least thirty-six calendar months immediately preceding the date of this Agreement and (b) has filed in a timely manner all reports required to be filed during the twelve calendar months and any portion of a month immediately preceding the date of this Agreement.
     (li) Listing Approval. The Company has received in-principle approval of the National Stock Exchange of India Limited to list the Shares, and such approval is in full force and effect at the date hereof and each Time of Delivery.
     SECTION 2. Sale and Delivery to Underwriters.
     (a) Firm ADSs. Subject to the terms and conditions herein set forth and set forth in Section 7 of this Agreement, (i) the Company agrees to sell to each of the Underwriters the number of Firm ADSs and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per ADS of US$ [ ] the number of Firm ADSs set forth opposite the name of such Underwriter in Schedule I hereto and (ii) in the event and to the extent that the Representatives on behalf of the Underwriters shall exercise the election to purchase Optional ADSs as provided below, the Company agrees to sell to each of the

Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company at the purchase price per ADS set forth in this subsection (a), that portion of the number of Optional ADSs as to which such election shall have been exercised (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying such number of Optional ADSs by a fraction, the numerator of which is the maximum number of Optional ADSs which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional ADSs that all of the Underwriters are entitled to purchase hereunder.
     (b) Optional ADSs. The Company hereby grants to the Underwriters the right to purchase at their election up to [1,500,000] Optional ADSs at the purchase price per ADS set forth in subsection (a) above. Any such election to purchase Optional ADSs shall be made in proportion to the maximum number of Optional ADSs to be sold by the Company. Any such election to purchase Optional ADSs may be exercised from time to time and by written notice from the Representatives to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional ADSs to be purchased and the date on which such Optional ADSs are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery or, unless the Representatives and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.
     SECTION 3. Terms of the Offering. Upon the authorization by the Representatives of the release of the Firm ADSs, the several Underwriters propose to offer the Firm ADSs for sale to the public upon the terms and conditions set forth in the Prospectus.
     SECTION 4. Payment and Closing.
     (a) Payment and Closing. ADRs evidencing the ADSs to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives or their United States selling agents may request upon at least forty-eight hours’ notice to the Company prior to each Time of Delivery (the “Notification Time”), shall be delivered on each Time of Delivery by or on behalf of the Company to the Representatives or their United States selling agents, through the facilities of the Depositary or The Depository Trust Company (“DTC”), for the account of each such Underwriter. Subsequent to such delivery of ADRs evidencing the ADSs for the account of each such Underwriter by or on behalf of the Company, each such Underwriter shall pay the purchase price therefor (net of expenses as set forth in Section 6 hereof) by wire transfer to the account designated by the Company payable to the order of the Company in Federal (same day) funds. The Company will cause the certificates representing ADRs evidencing the ADSs to be made available by the Depositary or the Company, as applicable, for checking at least twenty-four hours prior to the Time of Delivery with respect thereto at the office of the Depositary or DTC, as applicable, or its designated custodian (the “Designated Office”).
          The time and date of such delivery and payment shall be, with respect to the Firm ADSs, 9:00 a.m., New York time, on [November 21], 2006 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional ADSs, 9:00 a.m. New York time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional ADSs, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm ADSs is herein called the “First Time of Delivery”, such time and date for delivery of the Optional ADSs, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.
     (b) Delivery of Closing Documents. The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the ADSs and any additional documents requested by the Underwriters pursuant to Section 7 hereof will be delivered at the offices of Latham & Watkins LLP, 80 Raffles Place, #14-20 UOB Plaza 2, Singapore 048624 (the “Closing Location”), and the ADSs will be delivered as specified in subsection (a) above, all at such Time of Delivery. A meeting will be held at the Closing Location at 9:00 a.m., New York time on the Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York or India are generally authorized or obligated by law or executive order to close.
     SECTION 5. Covenants.
     (a) Covenants of the Company. The Company agrees with each of the Underwriters as follows:
     (i) Filing of Prospectus; Notification and Filing of Amendments; Payment of Filing Fees. To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus in the manner and within the applicable period specified in Rule 424(b) (without reliance on Rule 424(b)(8)) under the Act, or, if applicable, such earlier time as may be required by Rule 430B under the Act; to make no further amendment or any supplement to the ADS Registration Statement, the Registration Statement, the Time of Sale Prospectus or the Prospectus or file a new registration statement with respect to the Shares and the ADSs prior to the last Time of Delivery which shall be disapproved by the Representatives promptly after reasonable notice thereof, provided, however, that the Representatives shall not unreasonably withhold approval of the amendment or supplement to the Registration Statement; to give the Representatives notice of any filings made pursuant to the Exchange Act or the rules and regulations thereunder within 48 hours prior to the Applicable Time, to give the Representatives notice of its intention to make any such filing from the Applicable Time to the First Time of Delivery and to furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as applicable, to advise the Representatives promptly after it receives notice thereof of the time when any amendment to the ADS Registration Statement or the Registration Statement has been filed or becomes effective, or a new registration statement with respect to the Shares or the ADSs has been filed or becomes effective, or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives at any time it becomes an “ineligible issuer”, as defined in Rule 405 under the Act; to file promptly all reports required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the Offering; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any preliminary prospectus or Prospectus, of the suspension of the qualification of the Shares or the ADSs for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purposes or of any examination pursuant to Section 8(e) of the Act concerning the Registration Statement, if the Company becomes the subject of a proceeding under Section 8A of the Act in connection with the offering of the ADSs or the Shares, or of any request by the Commission for the amending or supplementing of the Registration Statement, any preliminary prospectus, the Prospectus or any document incorporated by reference therein or for additional information; and, in the event of the issuances of any stop order or of any order preventing or suspending the use of any preliminary prospectus or Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order. The Company shall pay the required Commission filing fees relating to the Shares and the ADSs within the time required by Rule 456(b)(1) (i) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act.
     (ii) Qualification of ADSs for Offer and Sale. To take such action as the Representatives may reasonably request to qualify the ADSs for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the ADSs, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any jurisdiction or to subject it to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.
     (iii) Delivery of Prospectuses. (A) If the Time of Sale Prospectus is being used to solicit offers to buy the ADSs at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with law.

               (B) If, during such period after the first date of the public offering of ADSs as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which ADSs may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.
               (C) As soon as practicable but not later than the second New York business day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with copies of the Prospectus in New York City or such other place as the Representatives may specify in such quantities as the Representatives may reasonably request.
     (iv) Earnings Statement. To make generally available to its security holders and to deliver to the Representatives as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its Significant Subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).
     (v) Lock-Up. During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, not to, and not to announce its intention to, directly or indirectly, issue, offer, sell, contract to sell, grant any option to purchase, make any short sale or otherwise dispose of any Equity Shares or ADSs or any securities convertible into, exchangeable for or that represent the right to receive Equity Shares or ADSs, without the Representatives’ prior written consent, except (A) pursuant to any employee stock option plan that has been or may be adopted by the Company and disclosed to the Representatives prior to the date hereof or (B) with respect to any Equity Shares to be issued as an annual dividend or annual bonus issue to directors, supervisors and employees which is approved by the Company’s shareholders. The Company will not facilitate any conversions or exchanges of Equity Shares into ADSs during this 180-day period. Notwithstanding the foregoing, if (1) during the last 17 days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the restricted period, the Company announces that it will release earnings results during the 16 day period beginning on the last day of the restricted period, the restrictions imposed in this clause (v) shall continue to apply until the expiration of the 18 day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.
     (vi) Annual Reports. To furnish to the Depositary for mailing to all holders of record of ADRs as soon as practicable after the end of each fiscal year an annual report (in English) (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants and prepared in conformity with U.S. GAAP or Indian GAAP, as applicable) and to file with Commission on a timely basis for each year an annual report on Form 20-F, which conforms in all material respects to the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder.
     (vii) No Stabilization Action. Not to (and to cause its Significant Subsidiaries and affiliates not to) take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale of the Shares and the ADSs.
     (viii) Listing. To cause (a) the ADSs to be listed on the New York Stock Exchange (the “NYSE”) and (b) the Shares underlying the ADSs to be listed on the Bombay Stock Exchange Limited and the National Stock Exchange of India Limited within 45 days from the date of each Time of Delivery.
     (ix) Approvals by Governmental Agencies. To make any post-closing filing, notice or undertaking requested or required by any governmental agencies (including the post closing report to be filed with the Reserve Bank of India within 30 days of closing of the Offering and any filings required by the Indian stock exchanges) with respect to the transactions contemplated by this Agreement.
     (x) Continued Compliance with Applicable Securities Laws. To comply with, or obtain waivers of all applicable requirements of U.S. and Indian law, including, without limitation, the Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, the Investment Company Act, the rules and regulations of NASD and any requests of the Commission so as to permit the completion of the transactions contemplated by this Agreement, the Deposit Agreement, the Time of Sale Prospectus and the Prospectus.
     (xi) Reporting Requirements. To file, during the period when the Prospectus is required to be delivered under the Act, on a timely basis, with the Commission all reports and documents required to be filed pursuant to the Exchange Act and the rules and regulations of the Commission promulgated thereunder.
     (xii) Stamp Duty or Other Taxes. To pay any stamp, issue, registration, documentary or other taxes and duties, including interest and penalties, payable in India or otherwise, on or in connection with the issue, offer or sale of the ADSs or the execution, delivery, performance or enforcement of this Agreement and the Deposit Agreement as well as any sales, value added or similar tax payable in respect of that amount (and references in this Agreement to such amount shall be deemed to include any such taxes so payable in addition to it) which are or may be required to be paid under the laws of India and the United States or any political subdivision or taxing authority of or in any such jurisdiction.
     (xii) No Fiduciary Relationship. The Company acknowledges and agrees that (A) the purchase and sale of the ADSs pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (B) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (C) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (D) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect or owes a fiduciary or similar duty to the Company, in connection with the offering of the ADSs or the process leading thereto.
     (l) Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares and the ADSs that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.
     (xvi) OFAC. To not use the proceeds from the sale of the ADSs, directly or indirectly, (A) for any purpose or activity that would violate, or cause any person associated with the Offering to violate the Sanctions Laws and Regulations, or (B) in connection with business, operations or contracts within the countries, or with the governments or with any person or entity, in each case that are prohibited by the Sanctions Laws and Regulations, or in connection with contracts in support of projects in or for the benefit of such countries, governments, persons or entities.

     (xvii) Money Laundering Laws. The Company will, and will cause each Significant Subsidiary to, conduct its business and operations at all times in compliance with the Money Laundering Laws.
     (xviii) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the ADSs in the manner specified in the Time of Sale Prospectus under “Use of Proceeds”.
     (b) Covenants of the Underwriters.
     (i) Free Writing Prospectuses. Each Underwriter severally covenants with the Company, unless it obtains the prior written consent of the Company, not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.
     SECTION 6. Payment of Expenses. The Company covenants and agrees with the several Underwriters that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the ADSs under the Act (including all fees, disbursements and expenses of the Company’s counsel associated with the review and approval of the Offering by Indian federal, central, state and local authorities) and all other expenses in connection with the preparation, printing and filing of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the ADS Registration Statement (including exhibits), any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, any Permitted Free Writing Prospectus and amendments and supplements thereto, including all printing, graphic and document production and translation costs associated therewith, and the mailing and delivering of copies thereof to its shareholders or to the Underwriters and dealers, as the case may be, including any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors; (ii) the cost of preparing, printing, producing, filing and delivering any Agreement among Underwriters, this Agreement, the Deposit Agreement, the Blue Sky Memorandum, closing documents (including compilations thereof) and any other documents in connection with the Offering, purchase, sale and delivery of the ADSs; (iii) all expenses in connection with the qualification or registration (or of obtaining exemptions from the qualification and registration) of the ADSs for offering and sale under U.S. state securities laws, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky surveys; (iv) the filing fees incident to securing any required review by the NASD of the terms of the sale of the ADSs; (v) the fees and expenses incurred in connection with admitting the ADSs for clearance and settlement on the facilities of DTC; (vi) all expenses, including the cost of printing or producing any non-U.S. legal investment memorandum, in connection with the qualification of the ADSs for offer and sale under foreign (non-U.S. federal or state) securities laws; (vii) the preparation, issuance and delivery of the ADR certificates evidencing ADSs to the Underwriters, including any stamp, transfer or other taxes payable thereon, and in connection with the sale of the ADSs by the Underwriters to the initial purchasers thereof in the manner contemplated under this Agreement, including, in any such case under this Agreement, any income, capital gains, withholding, transfer or other tax asserted against an Underwriter by reason of the purchase and sale of an ADS or Share pursuant to this Agreement; (viii) the fees and expenses (including fees and disbursements of counsel), if any, of the Depositary and the Indian Domestic Custodian appointed under the Deposit Agreement; (ix) the fees and expenses of the Authorized Agent (as defined in Section 15 hereof), if any; (x) all fees and expenses in connection with listing the ADSs on the NYSE; (xi) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the ADSs made by the Underwriters caused by a breach of the representation contained in Section 1(viii) hereof; (xii) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Shares and the ADSs made by the Underwriters caused by a breach of representation contained in Section 1(ii) hereof; (xiii) all costs and expenses relating to investor presentations on any “road show” and electronic roadshow undertaken in connection with the marketing of the Offering, including, without limitation, cost of road show venues, within city local conveyance, meals, lodging expenses, and other related expenses incurred by members of the Company’s management, and the cost of any aircraft chartered in connection with the road show, if applicable (“Roadshow Expenses”); provided that the Underwriters will pay their own costs and expenses in connection with any such “road show” and electronic roadshow, and a portion of the Company’s expenses relating to the Offering not to exceed $[ ], and the fees, disbursements and expenses of the Underwriters’ counsel. If, however, the transactions contemplated in this Agreement are not consummated or this Agreement is terminated, the Company covenants and agrees with the several Underwriters to pay or cause to be paid all of the Underwriters’ roadshow expenses and fees, disbursements and expenses of the Underwriters’ counsel.
     SECTION 7. Conditions to the Underwriters’ Obligations. The obligations of the Underwriters hereunder, as to the ADSs to be delivered at each Time of Delivery shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:
     (a) Filing of Prospectus; No Stop Order. The Prospectus containing Rule 430B Information shall have been filed with the Commission pursuant to Rule 424(b) in the manner and within the applicable time period prescribed for such filing by the rules and regulations (without reliance on Rule 424(b)(8)) under the Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction; and no order suspending the effectiveness of such registration, nor notice of a hearing from which an order suspending such effectiveness may result shall have been issued or given on or before the First Time of Delivery.
     (b) Opinion of Latham & Watkins, LLP. Latham & Watkins LLP, United States counsel for the Underwriters, shall have furnished to the Representatives such opinion or opinions, dated such Time of Delivery, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.
     (c) Opinion of Clifford Chance US LLP. Clifford Chance US LLP, United States counsel for the Company, shall have furnished to the Representatives their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representatives as attached hereto as Annex I.
     (d) Opinion of Crawford Bayley & Co. Crawford Bayley & Co., India counsel for the Company, shall have furnished to the Representatives their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representatives as attached hereto as Annex II.
     (e) Opinion of S&R Associates. S&R Associates, India counsel for the Underwriters, shall have furnished to the Representatives such opinion or opinions, dated such Time of Delivery, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.
     (f) Opinion of Ziegler, Ziegler & Associates LLP. Ziegler, Ziegler & Associates LLP, counsel for the Depositary, shall have furnished to the Representatives their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representatives, to the effect that:
     (i) the Deposit Agreement (including all amendments and supplements thereto) has been duly authorized, executed and delivered by the Depositary and constitutes a valid and legally binding obligation of the Depositary, enforceable in accordance with its terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other laws relating to creditors’ rights generally and general principles of equity; and
     (ii) when ADRs evidencing ADSs are issued in accordance with the Deposit Agreement against the deposit, pursuant to the terms of the Deposit Agreement, of duly authorized, validly issued, fully paid and non-assessable Shares of the Company, such ADRs will be duly and validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.
     (g) Opinion of In-House Counsel. (i) Ed Pergament, in-house United States and international patent counsel for the Company, shall have furnished to the Representatives his written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representatives as attached hereto as Annex III-A, (ii) Mr. N.R. Subbaram, Indian patent counsel for the Company, shall have furnished to the Representatives his written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representatives as attached hereto as Annex III-B, and (iii) [ ], in-house corporate counsel for the Company, shall have furnished to the Representatives his written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representatives as attached hereto as Annex III-C.

     (h) Comfort Letters. On the date of the Time of Sale Prospectus, on the date hereof, at 9:30 a.m. New York time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, KPMG India shall have furnished to the Representatives a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the ADS Registration Statement, the Time of Sale Prospectus and the Prospectus, to the effect set forth in Annex IV hereto, and
     (i) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement and prior to the Time of Delivery, there shall not have occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, management, operations or prospects of the Company and its subsidiaries taken as a whole, other than as set forth in the Time of Sale Prospectus and the Prospectus, the effect of which, in any such case is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the ADSs being delivered at such Time of Delivery on the terms and in the manner set forth in the Time of Sale Prospectus.
     (j) Listing Approval. The ADSs to be sold by the Company at such Time of Delivery shall have been approved for listing on the NYSE, subject only to official notice of issuance. The Company shall have received the in-principle approval of The Bombay Stock Exchange Limited to list the Shares, and such approval shall be in full force and effect at each Time of Delivery.
     (k) Depositary Certificates. The Depositary shall have furnished or caused to be furnished to the Representatives at such Time of Delivery certificates satisfactory to the Representatives evidencing the deposit with it of the Shares being so deposited against issuance of ADRs evidencing the ADSs to be delivered by the Company at such Time of Delivery, and the execution, countersignature (if applicable), issuance and delivery of ADRs evidencing such ADSs pursuant to the Deposit Agreement.
     (l) Officer’s Certificate. The Company shall have furnished or caused to be furnished to the Representatives at such Time of Delivery certificates of officers of the Company, satisfactory to the Representatives as to the accuracy, of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance in all material respects by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as the Representatives may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (i) hereof, and as to such other matters as the Representatives may reasonably request.
     (m) Lock-up Agreements. The “lock-up” agreements, each substantially in the form as set forth as Exhibit A hereto between the Representatives and officers and directors of the Company or certain shareholders named in Schedule IV hereto relating to sales and certain other dispositions of ADSs or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect as of such Time of Delivery.

     The Representatives may at their sole discretion, and on behalf of the Underwriters, waive compliance with any of the conditions specified in this Section 7. If any condition specified in this Section 7 shall not have been fulfilled when and as required to be fulfilled, and such condition shall not have been waived by the Representatives pursuant to this Section, this Agreement, or, in the case of any condition to the purchase of the Optional ADSs on a Time of Delivery which is after the First Time of Delivery, the obligations of the several Underwriters to purchase the relevant Optional ADSs may be terminated by the Representatives by notice to the Company at any time at or prior to the relevant Time of Delivery, and such termination shall be without liability of any party to any other party except as provided in Section 6 and except that Sections 1, 8 and 10 shall survive any such termination and remain in full force and effect.
     SECTION 8. Indemnification.
     (a) Indemnification of Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Act selling ADSs on behalf of an Underwriter and the directors, officers and employees of such Underwriter, person who controls any Underwriter and affiliate of any Underwriter, as follows:
     (i) against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act, the Exchange Act or other United States federal or state statutory law or regulation, the Indian common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (A) arise out of or are based in whole or in part upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the ADS Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, or (B) arise out of or are based in whole or in part upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (ii) against any such losses, claims, damages or liabilities, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; and
     (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subclause (a)(i) or (ii) above;
provided, however, that this Section 8(a) shall not apply to any such losses, claims, damages or liabilities arising out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use therein.
     (b) Indemnification of Company, Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers, and each person, if any, who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company, each of its directors, each of its officers, and each person, if any, who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act may become subject, under the Act or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) (i) arise out of or are based in whole or in part upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the ADS Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any Issuer Free Writing Prospectus, the Prospectus, or any amendment or supplement thereto, or (ii) arise out of or are based in whole or in part upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any preliminary prospectus, the Time of Sale Prospectus, any Issuer Free Writing Prospectus, the Prospectus, or any amendment or supplement thereto in reliance upon and in conformity with information furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.
     (c) Actions Against Parties; Notification. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (which shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel (in addition to any local counsel) or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without a written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment: (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Contribution. If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the Offering. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the ADSs purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to the ADSs purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
     (e) No Prejudice to Other Liability. The obligations of the Company under this Section 8 shall be in addition to any liability that the Company may otherwise have; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have.

     (f) Indemnity and Contribution Provisions to Survive. The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company and the other parties to this Agreement that are contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares or ADSs.
     SECTION 9. Default by One or More of the Underwriters.
     (a) If any Underwriter shall default in its obligation to purchase ADSs which it has agreed to purchase hereunder at a Time of Delivery, the Representatives may in its discretion arrange for the Representatives or another party or other parties to purchase such ADSs on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such ADSs, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such ADSs on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that the Representatives have so arranged for the purchase of such ADSs, or the Company notify the Representatives that they have so arranged for the purchase of such ADSs, the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the ADS Registration Statement, the Time of Sale Prospectus, the Prospectus, or in any other documents or arrangements, and the Company agrees to prepare and file promptly any amendments to the Registration Statement, the ADS Registration Statement, the Time of Sale Prospectus, or the Prospectus, which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 9 with like effect as if such person had originally been a party to this Agreement with respect to such ADSs.
     (b) If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of such ADSs which remains unpurchased does not exceed one-eleventh of the aggregate number of all of the ADSs to be purchased at such Time of Delivery, then the non-defaulting Underwriters shall be severally obligated to purchase its pro rata share (based on the number of ADSs which such Underwriter agreed to purchase hereunder) of the ADSs of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     (c) If, at the Time of Delivery, the aggregate number of such ADSs which remains unpurchased exceeds one-eleventh of the aggregate number of all of the ADSs to be purchased at such Time of Delivery and any Underwriter or Underwriters shall fail or refuse to purchase such ADSs and arrangements satisfactory to the Representatives and the Company for the purchase of such ADSs are not made within thirty-six hours of such default, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional ADSs) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     SECTION 10. Representations, Warranties and Agreements to Survive. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter, its directors, officers, employees or agents, or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company and shall survive delivery of and payment for the ADSs.
     SECTION 11. Liability of Company in the event of a Default by any Underwriter. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but if for any other reason any ADSs are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all out-of pocket expenses reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the ADSs not so delivered, but the Company shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 6 and 8 hereof.
     SECTION 12. Termination. The Representatives may terminate this Agreement, by notice to the Company, and, after consultation with the Company, at any time at or prior to the First Time of Delivery (a) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Time of Sale Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business, management, operations or prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, or (b) if there has occurred any material adverse change in the financial markets in the United States, Europe, Russia or India or the international financial markets, any outbreak of hostilities or terrorism or escalation thereof or other calamity or crisis or any change or development involving a prospective change in the United States, Indian or international political, financial or economic conditions (including a declaration by the United States or India of a national emergency or war) or currency exchange rates or exchange controls, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the ADSs or to enforce contracts for the purchase or sale of the ADSs, or (c) if trading in any securities of the Company (including the Equity Shares or the ADSs) has been suspended or materially limited by the Commission or the Indian Exchanges or the NYSE, or if trading generally on the Indian Exchanges, the American Stock Exchange, Nasdaq National Market or the NYSE has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (d) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United

States or India or with respect to Clearstream or Euroclear systems in Europe, or (e) if a banking moratorium has been declared by either Indian, United States Federal, United Kingdom or New York authorities. Any termination pursuant to this Section 12 shall be without liability on the part of (i) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Section 6 hereof, (ii) any Underwriter to the Company, or (iii) of any party hereto to any other party except that the provisions of Sections 6 and 8 shall at all times be effective and shall survive such termination.
     SECTION 13. Notices. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives jointly.
     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to each of the Representatives to (i) c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, 250 Vesey Street, New York, New York 10080, USA, Attention: [ ], fax [ ]; and (ii) Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013, Attention: General Counsel, fax (212) 816-7912; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: [Chief Financial Officer]; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
     SECTION 14. Benefits of Agreement. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company, and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company, the directors, officers, employees and agents of any Underwriter, and each person who controls the Company, or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the ADSs from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

     SECTION 15. Jurisdiction; Consent to Service. Each of the parties hereto irrevocably (a) agrees that any legal suit, action or proceeding against the Company brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any federal or state court in the Borough of Manhattan, The City of New York (a “New York Court”), (b) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (c) submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has appointed Dr. Reddy’s Laboratories, Inc., 200 Somerset Corporate Boulevard (Building II), Bridgewater, New Jersey 08807, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter. Such appointment shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the party that has appointed it shall be deemed, in every respect, effective service of process upon the Company.
     The Company irrevocably waives any right of immunity it may have or may hereafter become entitled to, or have attributed to it, on the grounds of sovereignty (including any immunity from the non-exclusive jurisdiction or from service of process or from any execution to satisfy a final judgment or from attachment in aid of such execution) or claim thereto which may now or hereafter exist, and agrees not to assert any such right or claim in any action or proceeding against it arising out of or based on this Agreement or the transactions contemplated herein which may be instituted by any Underwriter in any State or Federal court in The City of New York or any competent court in India.
     SECTION 16. Judgment Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company will indemnify each Underwriter and the Underwriters will indemnify the Company against any loss incurred by such Underwriter as a result of any variation as between (a) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (b) the rate of exchange at which an Underwriter or the Company, as applicable, are able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter or the Company, as applicable. The foregoing indemnity shall constitute a separate and independent obligation of each of the Underwriters or the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.
     SECTION 17. Time. Time shall be of the essence of this Agreement.
     SECTION 18. Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the Offering, represents the entire agreement between the Company and the Underwriters with respect to the preparation of the preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the Offering and the purchase and sale of the ADSs.
     SECTION 19. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     SECTION 20. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
     SECTION 21. Headings. The headings of the sections of this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.
     SECTION 22. Tax Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

     If the foregoing is in accordance with the Representatives’ understanding, please sign and return to us one original or counterpart hereof for the Company and each of the Representatives of the Underwriters plus one for each counsel and the Depositary, and upon the acceptance hereof by the Representatives, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company. It is understood that the Representatives’ acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the Representatives’ part as to the authority of the signers thereof.

Very truly yours,

DR. REDDY’S LABORATORIES LIMITED

By:

Name: Mr. G.V. Prasad
Title: CEO

CONFIRMED AND ACCEPTED
as of the date first above written
MERRILL LYNCH, PIERCE, FENNER & SMITH
                    INCORPORATED
CITIGROUP GLOBAL MARKETS INC.

By:	MERRILL LYNCH, PIERCE FENNER & SMITH
INCORPORATED

By:

Name:
Title:

By:	CITIGROUP GLOBAL MARKETS INC.

By:

Name:
Title:
     For themselves and as Representatives of the other Underwriters named in Schedule I hereto.

SCHEDULE I

Number of
Optional ADSs to
	Total Number of	be Purchased if
	Firm ADSs to be	Maximum
Name of Underwriter	Purchased	Option Exercised

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Citigroup Global Markets Inc.

Total

Schedule I

SCHEDULE II
Free Writing Prospectuses
1.	Preliminary Prospectus issued November 13, 2006

2.	[identify all free writing prospectuses filed by the Company under Rule 433(d) of the Act]

3.	following orally communicated pricing information:

The public offering price of the ADSs shall be US$ per ADS Offering size: [13,500,000] ADSs, representing [13,500,000] Equity Shares
Schedule II

SCHEDULE III
List of Significant Subsidiaries
DRL Investments Limited
Reddy Pharmaceuticals Hong Kong Limited
JV Reddy Biomed Limited
Reddy Antilles N.V.
Reddy Netherlands B.V.
Reddy US Therapeutics, Inc.
Dr. Reddy’s Laboratories, Inc.
Dr. Reddy’s Farmaceutica do Brasil Ltda
Cheminor Investments Limited
Aurigene Discovery Technologies Limited
Aurigene Discovery Technologies, Inc.
Kunshan Rotam Reddy Pharmaceutical Co. Limited
Dr. Reddy’s Laboratories (EU) Limited
Dr. Reddy’s Laboratories (U.K.) Limited
Dr. Reddy’s Laboratories (Proprietary) Limited
Reddy Cheminor S.A
Dr. Reddy’s Bio-sciences Limited
Reddy Pharmaceuticals, LLC
Trigenesis Therapeutics, Inc.
Industrias Quimicas Falcon de Mexico, SA de CV
Reddy Holding GmbH
Lacock Holdings Limited
betapharm Arzneimittel GmbH
beta Healthcare Solutions GmbH
beta institut fur sozialmedizinische Forschung und Entwicklung GmbH
Reddy Pharma Iberia, S.A.
Schedule III

SCHEDULE IV
Persons and Entities subject to Lock-up
Directors and Executive Officers
Mr. G.V. Prasad
Dr. K. Anji Reddy
Mr. Satish Reddy
Principal Shareholders
Dr. Reddy’s Holdings Private Limited
Schedule IV

Schedule V

EXHIBIT A
[FORM OF LOCK-UP LETTER]
[DATE], 2006
Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
250 Vesey Street
New York, New York 10080
Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013
As Representatives of the several Underwriters named in
Schedule I attached to the Underwriting Agreement
Dear Ladies and Gentlemen:
     The undersigned understands that you, as Representatives of the several Underwriters named in an Underwriting Agreement (the “Underwriting Agreement”) with Dr. Reddy’s Laboratories Limited, incorporated in the Republic of India (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters (the “Underwriters”), of [13,500,000] American depositary shares (the “ADSs”), each representing one equity share, par value Rs. 5 per share, of the Company (the “Equity Shares”).
     To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant or exercise any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or file or cause to be filed a registration statement, or exercise any registration right, in respect of, any ADSs or equity shares or any securities convertible into or exchangeable or exercisable for any ADSs or equity shares, or any similar securities, or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of ADSs or equity shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of ADS or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a)] transactions relating to shares of ADS or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) shall be required or shall be voluntarily made in connection with subsequent sales of ADS or other securities acquired in such open market transactions , (b)
Exhibit A - I

transfers of shares of ADS or any security convertible into ADS as a bona fide gift or (c) distributions of shares of ADS or any security convertible into ADS to limited partners or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of ADS, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence]. In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of ADS or any security convertible into or exercisable or exchangeable for ADS. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of ADS except in compliance with the foregoing restrictions.
     If:
     (1) during the last 17 days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or
     (2) prior to the expiration of the restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period;
the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided that in the case of clause (2) above, if no earnings results are released during the 16-day period, the lock-up will terminate on the last day of the 16-day period.
     The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial restricted period unless the undersigned requests and receives prior written confirmation from the Company or the Representatives that the restrictions imposed by this agreement have expired.
     The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.
     If for any reason the Company and the Underwriters agree in writing that they do not intend to proceed with the Public Offering, this lock-up letter shall terminate from the date of such agreement.
Exhibit A - II

     Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

(Name)

(Address)
Exhibit A - III

Annex I
FORM OF OPINION OF COMPANY’S UNITED STATES COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 7(c)
     (Note that terms used, but not defined, in this Annex I shall have the meanings assigned to them in the body of the Underwriting Agreement or otherwise assigned to them in the written opinion of Clifford Chance US LLP)
     Clifford Chance US LLP, United States Counsel for the Company, shall have furnished to the Representatives their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representatives, to the effect that:
1.	The Underwriting Agreement has been duly executed and delivered by the Company in accordance with the laws of the State of New York.

2.	The Deposit Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, fraudulent conveyances, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles).

3.	Upon due execution and delivery by the Depositary of the ADRs representing the ADSs against the deposit of the Shares in respect thereof in accordance with the provisions of the Deposit Agreement, and upon payment by the Underwriters for the ADSs evidenced thereby in accordance with the provisions of the Underwriting Agreement, such ADRs will be duly and validly issued and the persons in whose names such ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement. No holder of the ADSs is or will be subject to personal liability by reason of being such a holder, and the ADSs conform in all material respects to the descriptions thereof in the Time of Sale Prospectus and the Prospectus.

4.	No consent, approval, authorization or order of, or filing with, any U.S. federal or New York state governmental agency or regulatory body or court is required for the execution and delivery of the Underwriting Agreement or the Deposit Agreement in connection with the issuance and sale of the Shares by the Company and the ADSs pursuant to the Deposit Agreement, except such as have been obtained and made under the Securities Act, and except as may be required by the securities or Blue Sky laws of the various states of the United States of America and other U.S. jurisdictions.

5.	The execution, delivery and performance of the Underwriting Agreement and the Deposit Agreement and the issuance and sale of the ADSs and the Shares will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) any U.S. federal or New York state law or any rule or regulation thereunder, (ii) any order of any U.S. federal or New York state governmental agency or body or any U.S. federal or New York state court having jurisdiction over the Company, in each case of the type of rule, regulation or order that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated in the Underwriting Agreement and the Deposit Agreement, or (iii) any agreement that is expressed to be governed solely by the laws of the State of New York to which the Company is party as at the date of this letter, but we express no opinion as to Section 8 (Indemnification) of the Underwriting Agreement or Section 16 (Indemnification) of the Deposit Agreement or as to the securities or Blue Sky laws of the various states of the United States of America and other U.S. jurisdictions.
Annex I - 1

6.	To the best of our knowledge, there is not any legal or governmental action, suit or proceeding under the federal laws of the United States and the laws of the State of New York pending or threatened against the Company or its subsidiaries, or any of their respective properties or assets that, if determined adversely to the Company, would reasonably be expected to have a Material Adverse Effect, or could reasonably be expected materially and adversely to affect the ability of the Company to perform its obligations under the Underwriting Agreement.
7.	The Company is not and, after giving effect to the offering and sale of the ADSs and the application of the proceeds thereof, as described in each of the Time of Sale Prospectus and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940.
8.	Under the laws of the State of New York relating to submission to jurisdiction, the Company has, pursuant to Section 15 of the Underwriting Agreement, validly and irrevocably submitted to the non-exclusive jurisdiction of any New York state or U.S. federal court located in the Borough of Manhattan, The City of New York, New York, in connection with any proceeding arising out of or related to the Underwriting Agreement to the extent permitted by law, waived any objection to the venue of a proceeding in any such court with respect to the Underwriting Agreement, and the Company has validly appointed Dr. Reddy’s Laboratories, Inc. as their authorized agent for the purposes described in the Underwriting Agreement. Service of process effected in the manner set forth in the Underwriting Agreement will be effective to confer valid personal jurisdiction over the Company in any such action.
9.	To the best of our knowledge, there are no legal or governmental proceedings pending or threatened to which the Company is a party that are required to be described or incorporated in the Registration Statement, the Time of Sale Prospectus or the Prospectus other than those described therein; and the descriptions thereof are accurate in all material respects.
10.	Except as set forth in paragraph (11) below, which matters are not addressed in this paragraph (10), (i) the Registration Statement, including without limitation the Rule 430B information, as of the date it became effective, and the Prospectus, as of its date, [and each amendment or supplement to the Registration Statement and the Prospectus, as of their respective effective dates or issue dates (including without limitation each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the Securities Act)], appeared on their face to be appropriately responsive in all material respects to the requirements under the Securities Act and the rules and regulations of the Commission thereunder; (ii) the Form F-6 (No. 333-138547) relating to the ADSs (the “ADS Registration Statement”), as of the date it became effective, appeared on its face to be appropriately responsive in all material respects to the requirements for a registration statement on Form F-6 under the Securities Act and the rules and regulations of the Commission thereunder; and (iii) the documents incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, when they became effective or were filed with the Commission, appeared on their face to be appropriately responsive in all material respects to the requirements under the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, it being understood, however, that we express no opinion with respect to the financial statements, schedules or other financial data included in or omitted from, the
Annex I - 2

Registration Statement, the ADS Registration Statement, the Time of Sale Prospectus and the Prospectus.

11.	The statements contained in the Time of Sale Prospectus and the Prospectus under the caption “Description of American Depositary Shares,” insofar as they purport to constitute a summary of the terms of the ADSs and to describe or summarize certain provisions of the Deposit Agreement, and under the caption “Shares Eligible for Future Sales,” insofar as they purport to describe or summarize certain provisions of the agreements referred to therein, provides a fair summary of such provisions in all material respects.

12.	The statements contained in the Time of Sale Prospectus and the Prospectus under the captions “Taxation – United States Federal Taxation,” to the extent it constitutes matters of U.S. federal income tax law or legal conclusion and subject to the limitations and assumptions contained therein, is accurate in all material respects.

13.	To the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described in the Time of Sale Prospectus, the Prospectus or the Registration Statement or to be filed as exhibits to the Registration Statement other than those described therein; and the descriptions thereof are accurate in all material respects.

14.	To the best of our knowledge, there are no persons with registration rights or other similar rights to have any Shares and the ADSs registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act.

15.	The Company meets the requirements for use of Form F-3 under the Securities Act.

       In addition, we have participated in the preparation of the Registration Statement and the Prospectus and in conferences with officers and other representatives of the Company, counsel to the Company, representatives of the independent public accountants for the Company and you and your representatives, at which the contents of the Registration Statement, Time of Sale Prospectus, the Prospectus and related matters were discussed, and we have reviewed certain corporate records, documents and proceedings. On the basis of the information that came to our attention in the course of such review and discussions, considered in light of the experience we have gained in our practice under the United States federal securities laws, we confirm that no information has come to our attention that caused us to believe that (x) the Registration Statement or the ADS Registration Statement (including the documents incorporated by reference therein), as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (y) the Prospectus (including the documents incorporated by reference therein), as of its date or the date of this letter, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (z) the Time of Sale Prospectus, as of the Applicable Time or as of the date of this letter (including the documents incorporated by reference therein), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (it being understood in respect of (x), (y) and (z) above that we express no belief with respect to the financial statements and schedules and any other financial data contained or incorporated by reference in the Registration Statement, the ADS Registration Statement, the Time of Sale Prospectus or the Prospectus).

       In addition, we confirm to you that, having made inquiry of the Commission, the Registration Statement and the ADS Registration Statement are effective under the Securities Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b)(i) (without reference to Rule 424(b)(8); any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d); and no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement or any part thereof or any amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act.

Annex I - 3

Annex II
FORM OF OPINION OF COMPANY’S INDIAN COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 7(d)
     (Note that terms used, but not defined, in this Annex II shall have the meanings assigned to them in the body of the Underwriting Agreement or otherwise assigned to them in the written opinion of Crawford Bayley & Co.)
     Crawford Bayley & Co., India counsel for the Company, shall have furnished to the Representatives their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representatives, to the effect that:
     (a) The Company and each Significant Subsidiary has been duly incorporated and is validly existing as a public limited company in good standing under the laws of the Republic of India, with corporate authority to own or lease its properties and conduct its business as described in the Time of Sale Prospectus and the Prospectus and to perform its obligations under the Underwriting Agreement and the Deposit Agreement.
     (b) The Company has an authorized, issued and outstanding capital as set forth in each of the Time of Sale Prospectus and the Prospectus in the column entitled “Actual” under the caption “Capitalization” and under the heading “Description of Equity Shares”; and all of the issued shares of capital stock of the Company (including the Shares) have been duly and validly authorized and issued, fully paid and non-assessable, and were not issued in violation of any preemptive or similar rights of any person or entity against the Company; all of the Shares when delivered in accordance with the terms of this Agreement, will be fully paid; all such capital complies as to legal matters to the description thereof contained in the Time of Sale Prospectus; all of the issued and outstanding Equity Shares (including the Shares) have been duly listed and admitted for trading on the Indian Exchanges.
Annex II - 1

     (c) No holder of Equity Shares is, or will be, subject to personal liability by reason of being such holder; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to acquire the Shares or the ADSs in connection with the transactions contemplated in the Underwriting Agreement or otherwise; the Shares, when deposited pursuant to the Deposit Agreement in accordance with the Underwriting Agreement, will continue to be validly issued and outstanding and fully paid and will entitle the holders thereof to the rights specified in the ADSs, the ADRs and the Deposit Agreement; and there are no liens or encumbrances on the Shares or the ADSs and no restrictions on subsequent transfers of Shares or the ADSs, except as described in each of the Time of Sale Prospectus and the Prospectus under “Description of Equity Shares”, “Description of the American Depositary Shares”, “Regulations and Restrictions on Foreign Ownership of Indian Securities”, “Government of India Approvals” and “Shares Eligible For Future Sale”; the Shares and the ADSs conform to the description of the Equity Shares and the ADSs (as to matters of Indian law), respectively, contained in each of the Time of Sale Prospectus and the Prospectus; the ADSs and the ADRs conform to the requirements of the Deposit Agreement and the Indian Exchanges and to the description thereof under the headings “Description of Equity Shares” and “Description of the American Depositary Shares” in each of the Time of Sale Prospectus and the Prospectus.
     (d) Each of the Underwriting Agreement and the Deposit Agreement has been duly authorized, executed and delivered by the Company; the Underwriting Agreement and the Deposit Agreement, assuming they are valid and binding agreements under the laws of the State of New York by which they are expressed to be governed, each constitutes a valid and legally binding agreement of the Company enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights and except as enforcement thereof is subject to general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law).
     (e) The Deposit Agreement, ADSs and ADRs conform to the description thereof in each of the Time of Sale Prospectus and the Prospectus; the Underwriters, the Depositary and any holder or owner of ADSs or ADRs issued under the Deposit Agreement are each entitled to sue as plaintiff in the Indian courts for the enforcement of its respective rights against the Company, under such agreements, as applicable, and such access will not be subject to any conditions which are not applicable to Indian persons; the voting arrangement set forth in the Deposit Agreement is valid, binding and enforceable against owners and beneficial owners of the ADSs and ADRs under Indian laws; the Depositary will not be deemed under Indian law to be authorized to exercise any discretion when voting in accordance with the Deposit Agreement and such voting arrangement does not violate any applicable Indian law.
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     (f) To the best of our knowledge after making due inquiry with the Company and conducting follow up inquiries as we have determined necessary or appropriate and relying on the certification provided by the Company, the Company and its Significant Subsidiaries own, or duly applied for the issuance of, all the patents, trademarks, trade names, if any, and copyrights (or licenses such rights pursuant to valid and subsisting licenses) necessary for the conduct of their business as described in the Time of Sale Prospectus, except where the failure to own or license the same would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect and there is no infringement by any other person of any such patents, trademarks, trade names, if any, or copyrights owned or licensed by the Company or a Significant Subsidiary the result of which infringement could result in a Material Adverse Effect.
     (g) To the best of our knowledge after making due inquiry with the Company and conducting follow up inquiries as we have determined necessary or appropriate, each of the Company and its Significant Subsidiaries has good and marketable title to all real property and good and marketable title to all personal property owned by it free and clear of all liens, encumbrances and defects except such as are described in each of the Time of Sale Prospectus and the Prospectus or would not have a Material Adverse Effect; and any real property and buildings held under lease by each of the Company and its Significant Subsidiaries are held by it under valid, subsisting and enforceable leases in each case with such exceptions as are not material and do not materially interfere with the use made of such property and buildings by the Company and its Significant Subsidiaries, except as described in each of the Time of Sale Prospectus and the Prospectus.
     (h) To the best of our knowledge after making due inquiry with the Company and conducting follow up inquiries as we have determined necessary or appropriate, there are no legal or governmental proceedings pending or threatened, to which the Company or any of its Significant Subsidiaries is a party or to which any of the properties of the Company or any of its Significant Subsidiaries is subject that are required to be described in each of the Time of Sale Prospectus and the Prospectus and are not so described.
     (i) Neither the execution and delivery of the Underwriting Agreement or the Deposit Agreement, the deposit of the Shares with the Indian Domestic Custodian by the Company as contemplated therein, the issue and sale of the ADSs being delivered at such Time of Delivery, nor the compliance by the Company with or the consummation of any other transaction contemplated by the Underwriting Agreement or the Deposit Agreement will:
(a) result in any violation of the Charter Documents; or
(b) contravene or result in a default under (1) any provision of applicable law or regulation (including, without limitation, any applicable Indian law limiting foreign ownership of the Company), (2) any agreement binding upon the Company or any Significant Subsidiary or (3) any judgment, order or decree of any local or other court or public, governmental or regulatory agency or body or stock exchange authority having jurisdiction over the Company, or any of its Significant Subsidiaries, or any of their assets except for such violations or defaults under clause (b)(2) that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

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     (j) No consent, approval, authorization, order, filing, registration or qualification of or with any Indian court or Indian Governmental Agency is required for the consummation of the transactions contemplated by the Deposit Agreement or the Underwriting Agreement for the deposit of the Shares with the Depositary against issuance of the ADRs evidencing the ADSs to be delivered at such Time of Delivery, for the sale and delivery of ADSs to be sold by the Company and for the execution, delivery and performance by the Company of the Underwriting Agreement and the Deposit Agreement to be duly and validly authorized, except such as have been obtained and are in full force and effect.
     (k) The statements contained or incorporated by reference in each of the Time of Sale Prospectus and the Prospectus under “Summary”, “Risk Factors”, “Dividend Policy”, “Capitalization”, “Description of the American Depositary Shares”, “Description of Equity Shares”, “Regulations and Restrictions on Foreign Ownership of Indian Securities”, “Government of India Approvals”, “Taxation — Indian Taxation” and “Enforcement of Civil Liabilities” and Item 8 of the Registration Statement, to the extent such statements constitute summaries of Indian law and/or relate to matters of law or regulations of India or to the provisions of documents therein described, are true and accurate in all material respects, and nothing has been omitted from such statements which would make the same misleading in any material respect.
     (l) Other than as set forth in each of the Time of Sale Prospectus and the Prospectus, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters, or otherwise imposed on any payments made to the Underwriters, to the Government of India or any political subdivision or taxing authority thereof or therein in connection with (i) the deposit with the Indian Domestic Custodian on behalf of the Depositary of Shares by the Company against the issuance of ADRs evidencing ADSs, (ii) the sale and delivery of the ADSs to or for the respective accounts of the Underwriters as set forth in the Time of Sale Prospectus and pursuant to the terms of the Underwriting Agreement, (iii) the sale and delivery outside of India by the Underwriters of the ADSs to the purchasers thereof in the manner contemplated pursuant to the terms of the Underwriting Agreement or (iv) any other transaction or payment contemplated by the Underwriting Agreement or the Deposit Agreement.
     (n) Insofar as matters of Indian law are concerned, the forms of the Registration Statement, the ADS Registration Statement, the Time of Sale Prospectus and the Prospectus and the filing of the Registration Statement with the Commission have been duly authorized by and on behalf of the Company; and the Registration Statement has been duly executed pursuant to such authorization in accordance with Indian Laws, by, and on behalf of the Company;
     (o) The agreement of the Company to the choice of law provisions set forth in Section 19 of the Underwriting Agreement will be recognized by the courts of India provided that the relevant provisions of the laws of the State of New York will not be applied to the extent such courts hold that such provisions of the laws of the State of New York are contrary to the public order or good morals or laws of India; the Company can sue and be sued in its own name under the laws of India; the irrevocable submission by the Company to the jurisdiction of a New York Court as set forth in Section 15 of the Underwriting Agreement and the irrevocable waiver by the Company of any objection to the laying of venue of a proceeding in a New York Court are
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legal, valid and binding; and the irrevocable appointment of Dr. Reddy’s Laboratories, Inc., as its authorized agent for service of process for the purpose described in Section 15 of the Underwriting Agreement are legal, valid and binding; and a judgment obtained in a New York Court arising out of or in relation to the obligations of the Company under the Underwriting Agreement or the Deposit Agreement would be enforceable in accordance with Indian Laws against the Company in the courts of India by a by a suit upon the judgment in terms of Section 13 of the Code of Civil Procedure, 1908 of India, and not by a proceeding in execution. Section 13 of the Code of Civil Procedure, 1908 of India provides that a foreign judgment shall be conclusive as to any matter thereby directly adjudicated upon, except (i) where the judgment has not been pronounced by a court of competent jurisdiction, (ii) where the judgment has not been given on the merits of the case, (iii) where the judgment on the face of it appears to be founded on an incorrect view of international law or that there has been a refusal to recognize the laws of India where applicable, (iv) where the proceedings in which the judgment was obtained are opposed to natural justice, (v) where the judgment has been obtained by fraud, or (vi) where the judgment sustains a claim founded on a breach of law in force in India. Section 44A of the Code of Civil Procedure, 1908 of India provides that where a foreign judgment has been rendered by a superior court in a territory which the Government of India has by notification recognized to be a “reciprocating territory”, it may be enforced in India by proceedings in execution as if the judgment had been rendered by a relevant court in India. The United States has not been declared by the Government of India to be a reciprocating territory for the purposes of Section 44A and judgments of the Courts of the United States may therefore not be enforced in India by proceedings in execution, but may only be enforced by a suit upon the judgment in terms of the Section 13 of the Code of Civil Procedure, 1908 of India. The suit must be brought in India within three years from the date of the judgment in the same manner as any other suit filed to enforce a civil liability in India. It is unlikely that a court in India would award damages on the same basis as a foreign court if an action is brought in India. Furthermore, it is unlikely that an Indian court would enforce foreign judgments if it viewed the amount of damages awarded as excessive or inconsistent with Indian practice. A party seeking to enforce a foreign judgment in India is required to obtain approval from the Reserve Bank of India under the Foreign Exchange Management Act, 1999 to execute such a judgment or to repatriate any amount recovered. Subject to the above, we are not aware (A) of any Indian treaties, statutes or regulations that would indicate that the recognition and enforcement in India of such a judgment would be contrary to the public order or laws of India, (B) any interpretations of any statutes in India that would indicate that the recognition and enforcement in India of such a judgment would be contrary to the public order or the laws of India and (C) of any reason why any of the aforementioned courts in the State of New York (assuming that such courts have jurisdiction over the subject matter under New York law) would not have jurisdiction over the subject matter according to the laws of India.
     (p) All dividends and other distributions declared and payable on the shares of capital stock of the Company, may under the current laws and regulations of India be paid in Indian Rupees (including any such dividends or distributions to be paid to the Depositary and holders of ADSs) and may be converted into foreign currency that may be freely transferred out of India, and except as already disclosed in each of the Time of Sale Prospectus and the Prospectus all such dividends and other distributions will not be subject to Indian income, withholding or other taxes, duties, levies, charges or deductions under the laws and regulations of India and are
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otherwise free and clear of any other tax, duty, withholding or deduction in India and without the necessity of obtaining any governmental authorization in India.
     (q) To the best of our knowledge after making due inquiry with the Company and conducting follow up inquiries as we have determined necessary or appropriate, neither the Company nor any Significant Subsidiary is (i) in violation of its respective Charter Documents, (ii) in default (or, with the giving of notice or lapse of time, would be in default) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which it is a party or by which it may be bound, or to which any of its property or assets is or may be subject (collectively, “Agreements”) or (iii) in violation or default of any provision of applicable law or regulation (including, without limitation, any applicable Indian law limiting foreign ownership of the Company), or (iv) any judgment, order or decree of any local or other court or public, governmental or regulatory agency or body or stock exchange authority having jurisdiction over it or any of its assets, as applicable, except for, as to sub-paragraphs (ii) and (iv) only, such violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
     (r) To the best of our knowledge after making due inquiry with the Company and conducting follow up inquiries as we have determined necessary or appropriate, no labor dispute with employees of Company or any Significant Subsidiary exists or is imminent and the Company and its Significant Subsidiary has filed all necessary and required Indian central and state tax returns or has properly requested extensions thereof.
     (s) Except as required under the Indian Stamp Act, 1899 and the Indian Evidence Act, 1872 to ensure the legality, validity, enforceability and admissibility into evidence in a legal or administrative proceeding in India of each of the Underwriting Agreement, the Deposit Agreement or any other document furnished pursuant to the Underwriting Agreement, it is not necessary that such agreement be filed or recorded with any court or other authority in India or that any registration tax, stamp duty or similar tax be paid in India on or in respect thereof, other than court costs, including (without limitation) filing fees and deposits to guarantee judgment required by a Indian court of law; except that the Underwriting Agreement and the Deposit Agreement will only be admissible in evidence in India for purposes of enforcement if they are duly stamped in accordance with the Indian Stamp Act, 1899.
     (t) The Company is subject to Indian civil and commercial laws with respect to its obligations under the Underwriting Agreement, the Deposit Agreement, the ADSs and the ADRs. The execution and delivery by the Company and the performance by the Company of its obligations under each such document constitute private and commercial acts rather than governmental or public acts, and neither the Company, nor any of its properties, assets or revenues enjoy any right of immunity in India from any legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any Indian court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to such obligations.
     (u) To the best of our knowledge after making due inquiry with the Company and conducting follow up inquiries as we have determined necessary or appropriate, and except as set
Annex II - 6

forth in each of the Time of Sale Prospectus and the Prospectus, each of the Company and its Significant Subsidiaries has obtained all necessary certificates, authorizations, licenses, concessions, approvals, orders or permits (collectively, “Governmental Licenses”) issued by, and has made all declarations and filings with, all local and other governmental authorities, all self-regulatory organizations, all courts and other tribunals and all appropriate regulatory agencies or bodies, including, without limitation, the Governmental Agencies, necessary (i) to own, lease or license, as the case may be, and to operate and use its properties and assets, (ii) to conduct the businesses now conducted by the it in the manner described in the Time of Sale Prospectus, and (iii) to own all of its equity interests in a person or entity, amounting to 5% or more, except where the failure so to possess, declare or file would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and neither the Company nor any of its Significant Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, reasonably be expected to result in a Material Adverse Effect.
     (v) Except as disclosed in each of the Time of Sale Prospectus and the Prospectus, there are no outstanding securities convertible into or exchangeable for, or warrants, options or other purchase rights or obligations of the Company to issue Shares and there are no persons with registration or other similar rights to have any equity, debt, convertible, exchangeable or other securities of any kind registered for sale under the Registration Statement or the ADS Registration Statement or included in the Offering.
     (w) The Company has full power, authority and legal right to enter into and perform its obligations of indemnification and contribution set forth in Section 8 of the Underwriting Agreement and neither the indemnification nor the contribution provisions hereof contravene any Indian law, including without limitation, Section 77 of the Indian Companies Act, 1956 regarding financial assistance. The indemnification and contribution provisions set forth in Section 8 of the Underwriting Agreement do not contravene the public policy of India.
     (x) The holders of Equity Shares of the Company, by way of a special resolution passed at the Annual General Meeting held on July 28, 2006 have granted their approval to the transactions contemplated by the Underwriting Agreement; and the notice and explanatory statement to be sent to all holders of equity shares of the Company informing them of the transactions contemplated by the Underwriting Agreement was sent to all holders of Equity Shares in compliance with the provisions of the Indian Companies Act, 1956.
     (y) The transactions contemplated by the Underwriting Agreement do not require the Company or any other party to submit any filing or other document with any Governmental Authority in India, except for the post-closing report to be filed with the Reserve Bank of India within 30 days of closing of the Offering.
     (z) Neither any Indian law nor any rule or regulation of any Governmental Authority requires that the Company’s shareholders approve the filing of the Registration Statement or the
Annex II - 7

ADS Registration Statement in a shareholders meeting or otherwise prior to the filing of the Registration Statement or the ADS Registration Statement, as applicable, with the Commission.
     (aa) To the best of our knowledge after making due inquiry with the Company and conducting follow up inquiries as we have determined necessary or appropriate and upon a review of (i) the internal code of conduct of the Company in relation to insider trading and (ii) the notification dated [     ] addressed to all employees informing them of the closure of the trading window for the Equity Shares, the Company is in compliance with the SEBI rules and regulations on insider trading;
     (bb) No approval of either the Time of Sale Prospectus or the Prospectus by the Department of Company Affairs is required in connection with the Offering, or the transactions contemplated by the Underwriting Agreement or the Deposit Agreement.
     (cc) It is not necessary (i) in order to enable any Underwriter to exercise or enforce its rights under the Underwriting Agreement, (ii) to enable the Depositary or the holders or owners of ADSs to enforce any of its rights under the Deposit Agreement; (iii) in order to enable any holder of Shares or ADSs to enforce any of its rights as a Shareholder, or (iv) by reason of the entry into and/or performance of the Underwriting Agreement or the Deposit Agreement that any or all of the Underwriters or the Depositary or the holders or owners of Shares or ADSs should be licensed, qualified or entitled to do business in India.
     (dd) Neither the Depositary, any Underwriter nor any holder of Equity Shares will be deemed resident, domiciled, carrying on business or subject to taxation in India solely by reason of execution of the Underwriting Agreement, Deposit Agreement, or any other document or instrument to be furnished in connection with the Offering, or by issuance or sale of the Shares or the ADSs, nor shall any Underwriter be deemed resident, domiciled, carrying on business or subject to taxation in India solely by reason of execution of the Underwriting Agreement or by the issuance or sale of the Shares or the ADSs.
     (ee) The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of the Company and constitutes a valid and legally binding agreement of the Company enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, except that the Underwriting Agreement will only be admissible in evidence in India for purposes of enforcement if they are duly stamped in accordance with the Indian Stamp Act, 1899.
     (ff) Nothing has come to our attention that would lead us to believe that (i) the ADS Registration Statement or the Registration Statement, at the time it became effective (other than the financial statements and related schedules as to which we express no opinion) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Time of Sale Prospectus (other than the financial statements and related schedules, as to which we express no opinion) as of the [time of first sale] or as amended or supplemented, if applicable, as of each Time of Delivery contained or contains any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances
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under which they were made, not misleading; or (iii) the Prospectus (other than the financial statements and related schedules, as to which we express no opinion), as of its date or as amended or supplemented, if applicable, as of each Time of Delivery contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     Such counsel may also state customary qualifications in such opinion, including qualifications to the effect that they express no opinion as to the laws of any jurisdiction outside India.
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ANNEX III-A
     FORM OF OPINION OF IN-HOUSE U.S. AND INTERNATIONAL PATENT COUNSEL TO THE COMPANY
     (Note that terms used, but not defined, in this Annex III-A shall have the meanings assigned to them in the body of the Underwriting Agreement or otherwise assigned to them in the written opinion of in-house U.S. and international patent counsel to the Company)
     (i) The statements in the Time of Sale Prospectus and the Prospectus relating to U.S. and non-U.S. patent matters, under the captions “Risk Factors”, “The Pharmaceutical Industry” and “Business” insofar as such statements constitute matters of law, legal conclusions, or summaries of legal matters or proceedings, are correct in all material respects and present fairly the information purported to be shown.
     (ii) With respect to the U.S. and non-U.S. patents and patent applications that are owned by the Company, the information presented in the Time of Sale Prospectus and the Prospectus under the captions “Risk Factors”, “The Pharmaceutical Industry” and “Business” do not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading as of the date of the Prospectus, the date of the Time of Sale Prospectus and the date of this letter.
     (iii) To the best of my knowledge, and except as otherwise disclosed in Annex 1 attached hereto and except for ordinary course patent applications by the Company, there are no pending, or threatened, legal or governmental proceedings in the United States relating to any U.S. and non-U.S. patents or patent applications that are owned by the Company, except as disclosed in each of the Time of Sale Prospectus and the Prospectus.
     (iv) Except to the extent assigned to our affiliate, Perlecan Pharma Limited, as disclosed in each of the Time of Sale Prospectus and the Prospectus, the Company owns each of the U.S. and non-U.S. patents and patent applications that are referred to in the Time of Sale Prospectus and the Prospectus under the caption “Business.”
     (v) To the best of my knowledge and having conducted the searches and investigations described above, no liens or other security interests have been recorded with respect to any non-Indian patents or patent applications that are owned by the Company.
     (vi) Except as described in each of the Time of Sale Prospectus and the Prospectus, no third party has any rights to any patents or patent applications that are owned by the Company.
     (vii) To the best of my knowledge and having conducted the searches and investigations described above, and except as described in Annex 1 attached hereto, no interference, opposition or cancellation has been declared or provoked with respect to any U.S. patents or patent applications that are owned by the Company.
Annex III - A - 1

     (viii) For each U.S. patent application that is owned by or assigned to the Company, all information known to me to date, to be “material to patentability”, as defined in 37 C.F.R. 1.56(b), has been disclosed, or will be disclosed pursuant to 37 C.F.R. 1.97, to the USPTO.
     (ix) To the best of my knowledge, the Company has not received any notice challenging the validity or enforceability of any of the U.S. and non-U.S. patents that are owned by or assigned to it.
     (x) To the best of my knowledge and having conducted the searches and investigations described above, no claim, which is presently pending, other than those referred to in the Time of Sale Prospectus and the Prospectus, has been asserted against the Company relating to the potential infringement of, or conflict with, any patents, trademarks, copyrights, trade secrets, or proprietary rights, of others.
Annex III - A - 2

ANNEX III-B
     FORM OF OPINION OF INDIAN PATENT COUNSEL TO THE COMPANY
     (1) The statements in the Time of Sale Prospectus and the Prospectus relating to the Company’s Indian patent matters under the captions “Risk Factors”, “The Pharmaceutical Industry” and “Business” insofar as such statements constitute matters of law, legal conclusions, or summaries of legal matters or proceedings, are correct in all material respects and present fairly the information purported to be shown.
     (ii) With respect to the Indian patents and patent applications that are owned by the Company, the information presented in each of the Time of Sale Prospectus and the Prospectus under the captions “Risk Factors”, “The Pharmaceutical Industry” and “Business”, do not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.
     (iii) To the best of my knowledge, there are no pending, or threatened, legal or governmental proceedings relating to any Indian patents or patent applications that are owned by or licensed to the Company.
     (iv) The Company owns each of the Indian patents and patent applications that are referred to in the Time of Sale Prospectus and the Prospectus under the caption “Business.”
     (v) To the best of our knowledge and having conducted the necessary searches and investigations, no liens or other security interests have been recorded with respect to any Indian patents or patent applications that are owned by or licensed to the Company.
     (vi) Except as described in the Time of Sale Prospectus and the Prospectus, no third party has any rights to any Indian patents or patent applications that are owned by or licensed to the Company.
     (vii) To the best of our knowledge and having conducted the necessary searches and investigations, no interference, opposition or cancellation has been declared or provoked in with respect to any Indian patents or patent applications that are owned by or licensed to the Company.
     (viii) To the best of our knowledge, the Company has not received any notice challenging the validity or enforceability of any of the Indian patents that are owned by or assigned or licensed to it.
     (ix) To the best of our knowledge and having conducted the necessary searches and investigations, no claim, which is presently pending, other than those referred to in each of the Time of Sale Prospectus or the Prospectus, has been asserted against the Company relating to the potential infringement of, or conflict with, any patents, trademarks, copyrights, trade secrets, or proprietary rights, of others.
     Ziegler, Ziegler & Associates LLP may rely on this opinion.
Annex III - B - 1

ANNEX III-C
FORM OF OPINION OF IN-HOUSE CORPORATE COUNSEL TO THE COMPANY
The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required in the United States, whether by reason of the ownership or leasing of property or the conduct of business; except where the failure to be so qualified or be in good standing would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the condition, financial or otherwise, or in the earnings, business, management, operations or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business.
Annex III - C - 1

Annex IV
FORM OF COMFORT LETTER FROM KPMG INDIA
Annex IV - 1